For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS SECOND QUARTER 1998 FINANCIAL RESULTS

NORRISTOWN, PA, JULY 21, 1998 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $1.5 million, or $0.10 per common share on a diluted basis, in the second quarter of 1998, compared to $3.7 million, or $0.23 per common share, in the second quarter of 1997.

A number of items, several of which were nonrecurring in nature, affected the second quarter of 1998 financial results and/or the comparability of such results with the second quarter of 1997, including:

     - A $1.9 million (after-tax) downward valuation adjustment in the second quarter of 1998 relating to an equity investment in a mortgage servicing partnership;
     - A $0.5 million (after-tax) one-time charge in the second quarter of 1998 relating to a policy change in accounting for compensation expense, including commissions on mortgage originations;
     - A $0.5 million (after-tax) net gain on sale of securities in the second quarter of 1998, compared to a $0.1 million (after-tax) net loss in the second quarter of 1997;
     - A $0.3 million (after-tax) reversal of the Bank's pension liability during the second quarter of 1997; and
     - A $0.3 million (after-tax) reversal of a liability relating to a contract with the Company's data processing provider during the second quarter of 1997.

For the six months ended June 30, 1998, net income was $5.3 million, or $0.34 per common share on a diluted basis, compared to $8.4 million, or $0.51 per common share, for the six months ended June 30, 1997. In addition to the factors affecting the comparison of second quarter results, the decrease in net income for the six months of 1998, compared to the first six months of 1997, was also attributable to a $1.0 million (after-tax) nonrecurring net gain in the first quarter of 1997 relating to the sale of the Company's previous headquarters building and a branch property; a $0.4 million (after-tax) reversal of a deferred tax liability in the first quarter of 1998; and a $0.1 million (after-tax) refund of prior year FDIC premiums received in the first quarter of 1997.

"Although there were a number of unusual items which affected the Company's financial results in the second quarter, Commonwealth's underlying core businesses of retail, commercial, and mortgage banking continued to achieve positive trends," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Compared to last year's second quarter, average loans increased by 17% to $1.3 billion, average deposits increased by 4% to $1.6 billion, and mortgage originations grew by 57% to $270.5 million. The Company's confidence in its fundamental business strategy was demonstrated in a tangible way during the quarter, with the completion of a program to repurchase 0.8 million shares, and the subsequent announcement of a new program to repurchase an additional 0.8 million shares."

Net interest income was $17.7 million in the second quarter of 1998, a decrease of 1% compared to $17.9 million in the second quarter of 1997. For the first six months of 1998, net interest income decreased by 2%, to $35.2 million, versus $35.8 million for the comparable period in 1997. The decreases were primarily attributable to a lower net interest margin, offset, in part, by an increase in average interest-earning assets.

Average interest-earning assets totaled $2.2 billion for both the second quarter and six months ended June 30, 1998. This compared to $2.1 billion for both the second quarter and six months ended June 30, 1997. The increases in interest-earning assets were due primarily to increases in the Company's loan portfolio. Compared to the second quarter of 1997, average mortgage loans increased 16% to $984.5 million, average consumer loans increased 23% to $213.7 million, and average commercial loans increased 18% to $121.3 million
in the second quarter of 1998.   Average loans represented 84% of average
deposits in the second quarter of 1998, compared to 74% in the second quarter of 1997. Relative to the first six months of 1997, average mortgage loans increased 14% to $965.3 million, average consumer loans increased 20% to $206.1 million, and average commercial loans increased 18% to $118.9 million for the six months of 1998. Average loans represented 82% of average deposits for the first six months of 1998, compared to 74% for the first six months of 1997.

The net interest margin was 3.15% in the second quarter of 1998, compared to 3.41% in the second quarter of 1997. The decrease was primarily attributable to a 0.19% reduction in the yield on interest-earning assets and a 0.04% increase in the cost of interest-bearing liabilities. For the six months ended June 30, 1998, the net interest margin was 3.24%, versus 3.49% in the comparable 1997 period. The decrease was primarily attributable to a 0.14% reduction in the yield on interest-earning assets and a 0.08% increase in the cost of interest-bearing liabilities. The decrease in the yield on interest-earning assets for the second quarter and first six months of 1998, relative to the comparable periods in 1997, was primarily attributable to lower market interest rates. The increase in the cost of interest-bearing liabilities for the second quarter and first six months of 1998, relative to the comparable periods in 1997, was primarily attributable to competitive pressures on the cost of certificates of deposit.

Noninterest income totaled $7.4 million in the second quarter of 1998, compared to $4.0 million in the second quarter of 1997. The increase reflected a $1.8 million increase in the net gain on sale of mortgage loans and a $0.9 million increase in the net gain on the sale of securities. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $270.5 million in the second quarter of 1998, versus $172.0 million in the second quarter of 1997. Also contributing to the increase in noninterest income in the second quarter of 1998 was a $0.5 million increase in deposit fees and a $0.3 million increase in other noninterest income. The increase in deposit fees was primarily attributable to growth in supermarket banking, expansion of Commonwealth's commercial banking activities, and increased ATM fees. The increase in other noninterest income was primarily attributable to earnings from an investment in an insurance product.

Noninterest income was $13.4 million for the first six months of 1998, compared to $9.3 million for the same 1997 period. The increase reflected a $3.2 million increase in the net gain on sale of mortgage loans and a $1.0 million increase in deposit fees. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $564.7 million for the first six months of 1998, versus $270.2 million for the first six months of 1997. The increase in deposit fees was primarily attributable to the same factors responsible for the increase in the second quarter of 1998. Also contributing to the increase in noninterest income for the first six months of 1998 was a $0.9 million increase in the net gain on the sale of securities, earnings of $0.4 million from an investment in an insurance product, and a $0.4 million reversal of a deferred tax liability.
 These increases were partially offset by the effect of a $1.5 million net gain on the sale of the Company's previous headquarters building and the sale of a branch property in the first half of 1997, and a $0.3 million decrease in servicing fees in the first half of 1998.

Noninterest expense was $21.8 million in the second quarter of 1998, compared to $16.1 million in the second quarter of 1997. The increase was primarily attributable to a $2.7 million valuation adjustment in the second quarter of 1998 relating to an equity investment in a mortgage servicing partnership which is experiencing significant prepayments in its mortgage servicing portfolio. Also reflected in the increase in noninterest expense in the second quarter of 1998 was a $0.8 million one-time charge related to a policy change in accounting for compensation expense, including commissions on mortgage originations given the substantial increase in volumes. The increase in noninterest expense was also due to the $0.4 million reversal of the Bank's pension liability, and the $0.4 million reversal of a liability relating to a contract with the Company's data processing provider during the second quarter of 1997. In addition to the above items, the increase was attributable to higher commission expenses relating to growth in mortgage originations, as well as an increase in expenses relating to supermarket banking, commercial banking, and certain benefit plans.

Noninterest expense was $39.2 million for the six months ended June 30, 1998, compared to $31.8 million for the same period in 1997. The increase was primarily attributable to the same factors responsible for the increase in the second quarter of 1998, as well as a $0.2 million refund of prior year FDIC premiums received in the first quarter of 1997. Partially offsetting these increases was a $0.3 million decrease in the amortization of intangible assets.

Provision for loan losses totaled $1.0 million and $1.5 million in the second quarter and six months ended June 30, 1998, respectively. The provision for loan losses totaled $0.3 million and $0.6 million in the second quarter and six months ended June 30, 1997, respectively. At June 30, 1998, the allowance for credit losses totaled $9.5 million, or 0.70% of loans, compared to $9.8 million, or 0.82%, at June 30, 1997, and $9.0 million, or 0.71%, at December 31, 1997.

Net credit losses totaled $0.5 million, or 0.16% of average loans in the second quarter of 1998. This compared to $0.5 million, or 0.19% of average loans in the second quarter of 1997. For the six months ended June 30, 1998, net credit losses totaled $1.0 million, or 0.16% of average loans, compared to $0.8 million, or 0.14%, in the same 1997 period.

Nonperforming assets totaled $9.7 million, or 0.41% of assets at June 30, 1998, compared to $11.3 million, or 0.50%, at June 30, 1997 and $9.6 million, or 0.42%, at December 31, 1997.

Provision for income taxes was $0.8 million, or 34% of income before income taxes in the second quarter of 1998, compared to $1.8 million, or 33%, in the second quarter of 1997. For the first six months of 1998, provision for income taxes was $2.6 million, or 32% of income before income taxes, compared to $4.3 million, or 34%, in the first six months of 1997. The decrease in the income tax rate for the first six months of 1998 was primarily attributable to low income housing tax credits and the reversal of a deferred tax valuation allowance.

The Bank's core and risk-based capital ratios were 6.0% and 12.1%, respectively, at June 30, 1998. This compared to 6.7% and 14.1% at June 30, and 6.6% and 13.4% at December 31, 1997.

Commonwealth Bancorp, Inc., with consolidated assets of $2.4 billion, is the holding company for Commonwealth Bank, which has 58 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Connecticut, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

              Commonwealth Bancorp, Inc. and Subsidiaries
                   Consolidated Statements of Income
                  (in thousands, except share amounts)


                                      For the Quarter    For the Six Months
                                      Ended June 30,      Ended June 30
                                      -----------------  -------------------
                                        1998       1997     1998      1997
                                      --------  -------- -------  ---------
                                         (Unaudited)       (Unaudited)
Interest income:

 Interest on loans                     $26,527 $23,049   $51,910 $45,104
 Interest and dividends on deposits
 and money market investments              775     589     1,458   1,154
 Interest on investment securities         609   1,234     1,352   2,248
 Interest on mortgage-backed securities 12,750  14,246    25,020  28,067
                                        ------  ----      ------  -------
     Total interest income              40,661  39,118    79,740   76,573

Interest expense:

 Interest on deposits                   14,949   14,511   29,893   28,426
 Interest on notes payable and
 other borrowings                        8,017    6,693   14,637   12,385
                                        ------    ------  ------   ------
     Total interest expense             22,966   21,204   44,530   40,811
                                        ------   ------   ------   ------
     Net interest income                17,695   17,914   35,210   35,762

Provision for loan losses               1,000       300    1,500      600
                                        ------    ------   ------   ------
     Net interest income after
     provision for loan losses          16,695    17,614   33,710   35,162

Noninterest income:
 Deposit fees and related income         2,275      1,763    4,326   3,297
 Servicing fees                          1,027      1,124    2,074   2,326
 Net gain on sale of mortgage loans      2,745        913    4,837   1,632
 Net gain (loss) on sale of securities     687       (175)     687    (175)
 Net loss on sale of foreclosed real
 estate                                    (59)       (32)     (91)   (101)
 Other                                     704        368    1,552   2,350
                                         ------     -------  ------- ------
     Total noninterest income            7,379       3,961  13,385   9,329
                                         ------     ------- ------- -----
Noninterest expense:
 Compensation and employee benefits     10,130       7,883  19,119  15,821
 Occupancy and office operations         2,569       2,594   5,169   5,021
 FDIC premium                              195         197     388     166
 Advertising and promotion                 542         464     979     882
 Amortization of intangible assets       1,417       1,578   2,834   3,156
 Other                                   6,995       3,399  10,730   6,796
                                        ------       ------ ------  ------
       Total noninterest expense        21,848       16,115  39,219  31,842
                                        ------       ------  ------  ------
     Income before income taxes          2,226        5,460   7,876  12,649

Income tax provision                       757        1,780   2,555   4,299
                                        ------       ------  ------  ------
Net income                              $1,469       $3,680  $5,321  $8,350
                                        ------       ------  ------  ------
                                        ------       ------   ------  ------
Basic weighted average number of
shares outstanding                 14,661,101  15,631,154  14,821,577 15,873,064
                                   ----------- ----------  ---------- ----------
                                   ----------- ----------  ---------- ----------
Basic earnings per share                 $0.10       $0.24      $0.36      $0.53
                                   ----------- ----------- ---------- ----------
                                   ----------- ----------- ---------- ----------
Diluted weighted average number
of shares outstanding              15,427,517  16,068,527  15,533,608 16,311,200
                                   ----------- ----------- ---------- ----------
                                   ----------- ----------- ---------- ----------
Diluted earnings per share               $0.10       $0.23      $0.34      $0.51
                                   ----------- ----------- ---------- ----------
                                   ----------- ----------- ---------- ----------

           Commonwealth Bancorp, Inc. and Subsidiaries
                   Consolidated Balance Sheets
               (in thousands, except share amounts)


                                            June 30,        December 31,
                                              1998              1997
                                           ---------        -----------
                                          (Unaudited)
Assets:
Cash and due from banks                       $49,959           $43,251
Interest-bearing deposits                       3,398             4,391
Short-term investments available for sale       6,853             6,296
Mortgage loans held for sale                   73,958            37,574
Investment securities
 Securities available for sale (cost of $37,441
  and $50,428, respectively), at market value  37,893            51,326
Mortgage-backed securities
 Securities held to maturity (market value
  of $167,049 and $199,048, respectively),
   at cost                                    164,170           196,213
 Securities available for sale (cost of
  $541,669 and $534,573, respectively),
   at market value                            544,832           539,078
Loans receivable, net                       1,352,888         1,261,287
Accrued interest receivable, net               12,617            13,271
FHLB stock, at cost                            18,400            14,175
Premises and equipment, net                    17,641            18,590
Intangible assets                              42,409            45,244
Mortgage servicing rights                       9,837             8,039
Other assets, including net deferred
 taxes of $1,689 and $482, respectively        33,392            29,860
                                           ----------        ----------
                 Total assets              $2,368,247        $2,268,595
                                           ----------        ----------
                                           ----------        ----------

Liabilities:
 Deposits                                  $1,579,067         $1,552,824
 Notes payable and other borrowings:
  Secured notes due to Federal Home Loan
   Bank of Pittsburgh                         308,000            213,000
 Securities sold under agreements to
  repurchase                                  212,683            246,099
 Advances from borrowers for taxes and
  insurance                                    37,078             24,071
 Accrued interest payable, accrued
  expenses and other liabilities               31,658             17,749
                                          ------------       ------------
                 Total liabilities          2,168,486          2,053,743

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $0.10 par value;
  5,000,000 shares authorized; none issued
 Common stock, $0.10 par value; 30,000,000
  shares authorized;
   18,037,183 shares issued and 15,473,583
    outstanding at June 30, 1998;
     17,998,736 shares issued and 16,247,136
      outstanding at December 31, 1997           1,804              1,800
 Additional paid-in capital                    134,766            133,541
 Retained earnings                             120,482            117,582
 Unearned stock benefit plan compensation      (11,706)           (12,900)
 Unrealized gain on marketable securities, net   2,350              3,512
 Treasury stock, at cost; 2,563,600 and
  1,751,600 shares respectively                (47,935)           (28,683)
                                            -----------       ------------
         Total shareholders' equity            199,761            214,852
         Total liabilities and              -----------       ------------
          shareholders' equity              $2,368,247         $2,268,595
                                            -----------       ------------
                                            -----------       ------------

          Commonwealth Bancorp, Inc. and Subsidiaries
                     Selected Financial Data
          (dollars in thousands, except per share data)


                                                  For the Quarter Ended
                                         -----------------------------------
                                         June 30, 1998         June 30, 1997
BALANCE SHEET DATA:                       (Unaudited)           (Unaudited)
                                         -----------------------------------
Average Loans                            $1,319,503            $1,128,103
Average Interest-Earning Assets           2,249,766             2,107,979
Average Assets                            2,405,360             2,256,548
Average Deposits                          1,577,233             1,523,656
Average Interest-Bearing Liabilities      2,133,442             1,986,756
Average Shareholders' Equity                210,614               213,849

OPERATING DATA:
Annualized Return on Assets                   0.24%                 0.65%
Annualized Return on Equity                   2.80%                 6.90%
Mortgage Originations                      $270,543              $172,030
Average Yield on Loans                        7.57%                 7.83%
Average Yield on Interest-Earning Assets      7.25%                 7.44%
Average Cost of Interest-Bearing Liabilities  4.32%                 4.28%
Net Interest Margin                           3.15%                 3.41%

                                                 For the Six Months Ended
                                           -----------------------------------
                                           June 30, 1998        June 30, 1997
BALANCE SHEET DATA:                         (Unaudited)          (Unaudited)
                                           -----------------------------------
Average Loans                            $1,290,279            $1,117,027
Average Interest-Earning Assets           2,192,088             2,065,528
Average Assets                            2,348,286             2,209,960
Average Deposits                          1,572,886             1,510,614
Average Interest-Bearing Liabilities      2,080,963             1,943,080
Average Shareholders' Equity                213,509               218,724

OPERATING DATA:
Annualized Return on Assets                   0.46%                 0.76%
Annualized Return on Equity                   5.03%                 7.70%
Mortgage Originations                      $564,717              $270,229
Average Yield on Loans                        7.64%                 7.87%
Average Yield on Interest-Earning Assets      7.34%                 7.48%
Average Cost of Interest-Bearing Liabilities  4.32%                 4.24%
Net Interest Margin                           3.24%                 3.49%






                                                            As of
                                             --------------------------------
                                             June 30, 1998  December 31, 1997
                                              (Unaudited)
                                             --------------------------------
Book Value Per Share                             $12.91                $13.22
Tangible Book Value Per Share                     10.17                 10.44
Nonperforming Loans                               8,634                 8,938
Nonperforming Assets                              9,712                 9,564

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